UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As of February 3, 2023 (the “Effective Date”), LiveOne, Inc. (the “Company”) entered into an exchange agreement (collectively, the “Exchange Agreements”) with (i) Harvest Small Cap Partners Master, Ltd. (“HSCPM”) in regard to that certain 8.5% Senior Secured Convertible Note in the aggregate amount of $10,503,965 issued by the Company on September 15, 2020, as amended on June 3, 2021 and July 6, 2022, to HSCPM (the “HSCPM Note”), (ii) Harvest Small Cap Partners, L.P. (“HSCP”) in regard to that certain 8.5% Senior Secured Convertible Note in the aggregate amount of $4,496,035 issued by the Company on September 15, 2020, as amended on June 3, 2021 and July 6, 2022, to HSCP (the “HSCP Note”); and (iii) Trinad Capital Master Fund Ltd., a fund controlled by Mr. Ellin, the Company’s Chief Executive Officer, Chairman, director and principal stockholder (“Trinad Capital” and collectively with HSCPM and HSCP, the “Holders”) in regard to all promissory notes in the aggregate principal and interest amount of $6,177,218 issued by the Company to Trinad Capital (the “Trinad Notes” and collectively with the HSCPM Note and the HSCP Note, the “Notes”). Pursuant to the Exchange Agreements, the Holders exchanged the Notes, and with respect to Trinad Capital, together with interest, due and payable thereon, and relinquished any and all rights thereunder, for 21,177 shares of the Company’s newly designated and issued Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), with a stated value of $1,000 per share (the “Stated Value”), having the terms as set forth in the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Perpetual Convertible Preferred Stock (the “Certificate of Designation”) filed by the Company on February 2, 2023 with the Secretary of State of the State of Delaware.

The Series A Preferred Stock is convertible at any time at a Holder’s option into shares of the Company’s common stock, $0.001 par value per share, at a price of $2.10 per share of common stock, bears a dividend of 12% per annum, is perpetual and has no maturity date. At the option of the Company, the dividend may be paid in-kind for the first 12 months after the Effective Date, and thereafter, the Holders shall have the option to select whether subsequent dividend payments shall be paid in kind or in cash; provided, that as long as any Series A Preferred Stock is held by HSCPM and/or HSCP (the “Harvest Funds”), Trinad Capital shall receive the dividend solely in kind. The Series A Preferred Stock shall have no voting rights, except as set forth in the Certificate of Designation or as otherwise required by law.

The Company may, at its option (the “Optional Redemption Right”), on or before the Mandatory Redemption Date (as defined herein), purchase up to $5,000,000 in aggregate of the then outstanding shares of Series A Preferred Stock held by the Harvest Funds at a cash redemption price per share of Series A Preferred Stock equal to the Stated Value (the “Redemption Price”). The Company shall be required on or before the 18-month anniversary of the Effective Date (the “Mandatory Redemption Date”), and in any event if prior to the Mandatory Redemption Date the Company consummates any financing transaction in which the Company, directly or indirectly, raises, in aggregate, gross proceeds of more than $20,000,000 of new capital, to purchase $5,000,000 in aggregate of the then outstanding shares of Series A Preferred Stock held by the Harvest Funds (the “Mandatory Redemption Amount”) at the Redemption Price (the “Mandatory Redemption”). If the Optional Redemption Right is exercised up to the full $5,000,000 amount, the Mandatory Redemption requirement shall be terminated; provided, that if the Optional Redemption Right is exercised in any amount less than $5,000,000, the Mandatory Redemption Amount shall be reduced by the amount that the Optional Redemption Right has been elected and exercised. Without the prior express consent of the majority of the votes entitled to be cast by the holders of Series A Preferred Stock outstanding at the time of such vote (the “Majority Holders”), the Company shall not authorize or issue any additional or other shares of its capital stock that are (i) of senior rank to the Series A Preferred Stock or (ii) of pari passu rank to the Series A Preferred Stock, in each case in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

Pursuant to the Exchange Agreements, the Company agreed that at any time that any of the shares of Series A Preferred Stock issued to the Harvest Funs are outstanding, (i) to directly or through its 100% owned subsidiaries (as applicable), to own on a fully diluted basis at least 66% of the total equity and voting rights of any and all classes of securities of each of the Company’s Courtside Group, Inc. (dba PodcastOne) (“PodcastOne”), Slacker, Inc., PPV One, Inc., and LiveXLive Events, LLC subsidiaries, (ii) not to issue shares of its common stock or convertible equity securities at a price less than $2.10 per share (subject to certain exceptions), provided, that such consent shall not be required in connection with any merger, acquisition or other business combinations of the Company and/or any of its subsidiaries with any unaffiliated third party, (iii) not to raise more than an aggregate of $20,000,000 of capital in one or more offerings, including without limitation, one or more equity or debt offerings or a combination thereof, on an accumulated basis commencing after the Effective Date (the “Qualified Offering”); provided, that such consent shall not be required for any equity financing of the Company at a price of $2.25 per share or above, and (iv) if after the Effective Date the Company distributes any of its assets or any shares of its common stock or Common Stock Equivalents (as defined in the Exchange agreements) of any of its subsidiaries pro rata to the record holders of any class of shares of its common stock, the Company shall distribute to the Holders its pro rata portion of any such distribution (calculated on an as-converted basis with respect to the then outstanding Series A Preferred Stock) concurrently with the distribution to the then record holders of any class of its common stock (including an applicable distribution of shares of PodcastOne’s common stock to the Harvest Funds in connection with the Company’s recently announced spin-out and special dividend of PodcastOne’s common stock to the Company’s stockholders of record), in each case without the Majority Holders’ prior written consent. Any breach of the aforementioned covenants or the terms of the Ellin Letter (as defined below) shall constitute a material breach, which if uncured, shall result in the issuance of an aggregate of 56,473 shares of the Company’s restricted common stock (the “Default Shares”) to the Holders for each five trading days (or pro rata thereof) after the date of the breach; provided, that if such breach is cured within the applicable cure period, no Default Shares shall be issued.

In consideration for entry into the Exchange Agreements and the Holders’ willingness to forego certain rights to common stock of the Company previously agreed by the parties, the Company issued to the Harvest Funds an aggregate of 600,000 shares of its common stock (the “Harvest Shares”) and to Trinad Capital 200,000 shares of its common stock. Additionally, the Company issued 25,000 shares of its common stock to the Harvest Funds as consideration for them previously agreeing to extend interest payment dates on the HSCPM Note and the HSCP Note (the “Extension Shares”). In connection with and as a condition to the entry of the Exchange Agreements, pursuant to a letter agreement among the Company, the Harvest Funds and Mr. Ellin (the “Ellin Letter”), unless otherwise agreed to by the Harvest Funds, Mr. Ellin agreed to (i) to serve as the Company’s Chief Executive Officer and (ii) extend the period during which he cannot dispose of any equity or convertible securities of the Company owned by him or any entity of which he is the beneficial owner and not to cease to be the beneficial owner of any other equity or convertible securities of the Company of which Mr. Ellin is the beneficial owner (subject to certain exceptions), in each case until the time that the Harvest Funds no longer own any shares of the Series A Preferred Stock. The Harvest Shares and the Series A Preferred Stock were issued, and the shares of common stock underlying the shares of Series A Preferred Stock, to the extent applicable, will be issued, to the Holders as restricted securities in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Company further agreed, on or prior to the date that is 45 days after the consummation of any Qualified Offering and in any event no later than July 15, 2023, to prepare and file with the U.S. Securities and Exchange Commission (the SEC”) a Registration Statement on Form S-3 (or such other form as applicable) covering the resale under the Securities Act of all the shares of the Company’s common stock underlying the Series A Preferred Stock (including any dividends paid in kind) issued to the Harvest Funds and the Harvest Shares and the Extension Shares. The Company shall use its commercially reasonable best efforts to cause such registration statement to be declared effective promptly thereafter on or before 60 days after the filing of such registration statement (or if the SEC issues any comments with respect to such registration statement, on or before 120 days after the filing of such registration statement).

The foregoing summary of the terms of the Certificate of Designation and the Exchange Agreements is incomplete and subject to, and qualified in their entirety by, the actual terms of the Certificate of Designation and the Exchange Agreements, which are attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and are hereby incorporated by reference.

The information described under Item 5.02 below is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information described under Item 1.01 above is incorporated by reference in this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 6, 2023 and effective as of January 7, 2023, the Company and Mr. Ellin entered into Amendment No. 2 to Mr. Ellin’s Employment Agreement, dated as of September 7, 2017 (the “Employment Agreement”), pursuant to which the term of the Employment Agreement was extended until September 7, 2023. In addition, effective as of January 1, 2023, the Company resumed paying the monthly base salary of Mr. Ellin in cash instead of shares of the Company’s restricted common stock. As previously announced, from August 2021 until December 31, 2022, Mr. Ellin agreed to receive his monthly base salary in shares of common stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2023, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware designating 100,000 shares of the Company’s preferred stock as “Series A Perpetual Convertible Preferred Stock”.

Item 7.01 Regulation FD Disclosure.

On February 3, 2023, the Company and SoundExchange, Inc. (“SX”) entered into an agreement to settle the dispute between the parties with respect to SX’s complaint filed in the U.S. District Court, Central District of California, against the Company and Slacker, and related court judgement entered against the defendants on October 13, 2022, pursuant to which the Company agreed to make certain monthly payments to SX for a period of 24 months and certain other payments in the event the Company obtains additional financing(s), unless the Company repays the judgment amount earlier pursuant to the terms of the agreement, and SX agreed not to take any action to enforce such judgment, so long as the defendants are not in default under the agreement.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1*	Certificate of Designation of Preferences, Rights and Limitations of Series A Perpetual Convertible Preferred Stock of the Company, dated as of February 2, 2023.
10.1*	Exchange Agreement, dated as of February 3, 2023, between the Company and Harvest Small Cap Partners, L.P.
10.2*	Exchange Agreement, dated as of February 3, 2023, between the Company and Harvest Small Cap Partners, Ltd.
10.3*	Exchange Agreement, dated as of February 3, 2023, between the Company and Trinad Capital Master Fund Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: February 7, 2023	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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